Exhibit 99.1
United States 12 Month Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$934,900
Unrealized Gain (Loss) on Market Value of Futures	1,564,610
Interest Income	879
ETF Transaction Fees	4,000
Total Income (Loss)	$2,504,389

Expenses
Investment Advisory Fee	$14,983
Brokerage Commissions	7,180
NYMEX License Fee	569
Non-interested Directors' Fees and Expenses	112
Other Expenses	99,200
Total Expenses	122,044
Expense Waiver	(95,454)
Net Expenses	$26,590
Net Gain (Loss)	$2,477,799

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 12/1/09	$9,997,460
Additions (600,000 Units)	30,748,970
Withdrawals (100,000 Units)	(5,587,081)
Net Gain (Loss)	2,477,799

Net Asset Value End of Period	$37,637,148
Net Asset Value Per Unit (700,000 Units)	$53.77

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502